EXHIBIT 10.9

EXECUTION VERSION

PULITZER INC.

GUARANTY AGREEMENT

DATED AS OF MAY 1, 2000

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5.6. Sale and Lease-Back	23

5.7. Merger	23

5.8. Transactions With Affiliates	23

5.9. Sale of Stock and Debt of Subsidiaries	24

5.10. Issuance of Stock by Subsidiaries	24

5.11. Limitation on Certain Restrictive Agreements	24

5.12. Conforming Debt Agreement Changes	24

6. EVENTS OF DEFAULT; REMEDIES	25

6.1. Events of Default	25

6.2. Remedies	27

7. MISCELLANEOUS	27

7.1. Survival of Representations and Warranties; Entire Agreement	27

7.2. Consents to Amendments	27

7.3. Binding Effect, etc	28

7.4. Notices	28

7.5. Severability	28

7.6. Successors and Assigns	28

7.7. Independence of Covenants	28

7.8. Satisfaction Requirement	29

7.9. Counterparts	29

7.10. Governing Law	29

7.11. Consent to Jurisdiction; Waiver of Immunities	29

7.12. WAIVER OF JURY TRIAL	29

SCHEDULE 5.4 - EXISTING INVESTMENTS

EXHIBIT A - FORM OF COMPLIANCE CERTIFICATE

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GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “GUARANTY”) is made as of May 1, 2000 by PULITZER INC., a Delaware corporation (the “GUARANTOR”), in favor of the holders from time to time of the Notes issued under the below-described Note Agreement.

RECITALS

A. St. Louis Post-Dispatch LLC, a Delaware limited liability company (the “COMPANY”), has entered into that certain Note Agreement dated as of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “NOTE AGREEMENT”) with the several Purchasers listed in the Purchaser Schedule attached thereto, pursuant to which the Company has agreed to sell and such Purchasers have agreed to purchase $306,000,000 aggregate principal amount of the Company’s 8.05% Senior Notes due April 28, 2009 (together with any other notes issued in substitution or exchange therefor pursuant to the terms of the Note Agreement, the “NOTES”).

B. Upon consummation of the Formation/Contribution Transactions (as defined in the Note Agreement), the Company will be a Subsidiary of the Guarantor.

C. It is a condition precedent to the obligation of each Purchaser to purchase the Notes to be purchased by it under the Note Agreement that this Guaranty shall have been executed and delivered by the Guarantor and shall be in full force and effect.

D. The Board of Directors of the Guarantor has determined that the Guarantor’s execution, delivery and performance of this Guaranty may reasonably be expected to benefit the Guarantor, directly or indirectly, and to be in the best interests of the Guarantor.

NOW THEREFORE, in order to induce, and in consideration of, the purchase of the Notes pursuant to the Note Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Guarantor hereby covenants and agrees with, and represents and warrants to each holder of Notes, as follows:

1. DEFINED TERMS; ACCOUNTING MATTERS

1.1. DEFINED TERMS. All capitalized terms used herein, unless specifically otherwise defined, shall have the meanings ascribed to them in the Note Agreement. In addition, the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“AFFILIATE” shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Guarantor, except a Subsidiary. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“BANKRUPTCY LAW” shall have the meaning specified in clause (vi) of Section 6.

“CAPITALIZATION” shall mean Consolidated Net Worth plus Consolidated Debt.

“CAPITALIZED LEASE OBLIGATION” shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Guarantor or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

“CLAIMS” shall have the meaning specified in Section 4.7 of this Guaranty.

“COMPANY” shall have the meaning specified in Recital A of this Guaranty.

“CONSOLIDATED DEBT” shall mean, with respect to the Guarantor and its Subsidiaries on any date of determination, total Debt of the Guarantor and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

“CONSOLIDATED INTEREST EXPENSE” shall mean, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Guarantor and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Guarantor and its Subsidiaries in accordance with generally accepted accounting principles): (i) all interest and prepayment charges in respect of Debt of the Guarantor and its Subsidiaries (including imputed interest in respect of Capitalized Lease obligations and net costs of any interest rate or currency hedging or similar arrangements) deducted in determining consolidated net income for such period, together with all interest capitalized or deferred during such period and not deducted in determining consolidated net income for such period, and (ii) all debt discount and expense amortized or required to be amortized in the determination of consolidated net income for such period.

“CONSOLIDATED NET EARNINGS” shall mean, with respect to any period, consolidated gross revenues of the Guarantor and its Subsidiaries less all operating and non-operating expenses of the Guarantor and its Subsidiaries including all charges of a property character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets) in excess of an aggregate amount of $5,000,000 in any one year, any gains resulting from the write-up of assets, any equity of the Guarantor or any Subsidiary in the unremitted earnings of any corporation which is not a Subsidiary or any earnings of any Person acquired by the Guarantor or any Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition, or any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of investment in such Subsidiary; all determined in accordance with generally accepted accounting principles.

“CONSOLIDATED NET WORTH” shall mean, at any time, the total amount of total assets of the Guarantor and its Subsidiaries over total liabilities of the Guarantor and its Subsidiaries as of the last day of the fiscal quarter most recently then ended, determined on a consolidated basis in accordance with generally accepted accounting principles.

“CONSOLIDATED TOTAL ASSETS” shall mean, on any date of determination, the total assets of the Guarantor and its Subsidiaries, all consolidated in accordance with generally accepted accounting principles.

“DEBT” shall mean and include without duplication:

(i) all obligations for borrowed money or obligations represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid;

(ii) Capitalized Lease Obligations;

(iii) indebtedness secured by any Lien existing on property owned by the Guarantor or any Subsidiary subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the Guarantor or any Subsidiary;

(iv) guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock or dividends of any Person;

(v) obligations under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable such Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debt, dividends or expenses;

(vi) obligations under any contract for the purchase of materials, supplies or other property from any Person if such contract (or any related document) requires that payment for such materials, supplies or other property shall be made regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered;

(vii) obligations under any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor;

(viii) obligations under any contract for the sale or use of materials, supplies or other property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other property, or the use thereof, or payment for such services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person; and

(ix) obligations under any other contract which, in economic effect, is substantially equivalent to a guarantee; provided, however, that Debt shall not include (a) loans, advances and capital contributions by the Guarantor to any Subsidiary or by any Subsidiary to the Guarantor or another Subsidiary or a guarantee of the obligations of a Subsidiary under an executory contract to purchase or sell a business or (b) any amounts which may be due in connection with the “Gross-Up Transactions” described in Note 15 of the audited consolidated financial statements of the Guarantor and its Subsidiaries for the fiscal year ended December 31, 1999, as incorporated in the Guarantor’s annual report on Form 10-K filed with the Securities and Exchange Commission.

“DEFAULT” shall mean any of the events specified in Section 6.1, whether or not any requirement for such event to become an Event of Default has been satisfied.

“EBITDA” means, with respect to the Guarantor and its Subsidiaries for any period, the sum of (i) Consolidated Net Earnings plus (ii) to the extent deducted in the determination of Consolidated Net Earnings, (a) all provisions for federal, state and other income tax, (b) Consolidated Interest Expense and (c) provisions for depreciation and amortization, provided however, that any acquisition or disposition by the Guarantor or any Subsidiary during any period of all of the capital stock of (or other equity interests in) any Person, or of all or substantially all of the assets of any Person, shall in each case be reflected and given effect in EBITDA as if such acquisition or disposition occurred on the first day of such period, so long as, in the case of any such acquisition, the Guarantor shall have delivered or caused to be delivered to each holder of Notes financial information, set forth within audited financial statements regarding such Person, disclosing the prior operating results of such Person, and provided further, that, for purposes of calculating EBITDA, the consummation of the Formation/Contribution Transactions will be taken into account by including, on a pro forma basis, Herald’s share of EBITDA for periods prior to the Date of Closing, as derived from the “St. Louis Agency adjustment” reflected in the consolidated financial statements of the Guarantor and its Subsidiaries incorporated in annual reports of the Guarantor on Form 10-K or quarterly reports of the Guarantor on Form 10-Q, as the case may be, for the applicable periods, filed with the Securities and Exchange Commission.

“ERISA AFFILIATE” shall mean any Person which is a member of the same controlled group of Persons as the Guarantor within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Guarantor within the meaning of section 414(c) of the Code.

“EVENT OF DEFAULT” shall mean any of the events specified in Section 6.1, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

“GUARANTEED OBLIGATIONS” shall have the meaning specified in Section 2.1 of this Guaranty.

“GUARANTOR” shall have the meaning specified in the introductory paragraph of this Guaranty.

“GUARANTY” shall have the meaning specified in the introductory paragraph hereof.

“NOTE AGREEMENT” shall have the meaning specified in Recital A of this Guaranty.

“NOTES” shall have the meaning specified in Recital A of this Guaranty.

“PRIORITY DEBT” shall mean, with respect to the Guarantor and its Subsidiaries on any date of determination, the aggregate amount of all Debt of the Guarantor secured by a Lien plus all secured and unsecured Debt of all Subsidiaries (excluding Debt represented by the Notes).

“SUBSIDIARY” shall mean, as to the Guarantor, the Company and any other corporation, limited liability company, association or other business entity organized under the laws of any state of the United States of America, Canada or any province of Canada which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States of America or Canada, and all of the stock of every class of which (except directors’ qualifying shares) or other equity interests in which shall, at the time as of which any determination is being made, be owned by the Guarantor either directly or through Subsidiaries.

1.2. ACCOUNTING AND LEGAL PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Guaranty to “GENERALLY ACCEPTED ACCOUNTING PRINCIPLES” shall mean generally accepted accounting principles, as in effect in the United States from time to time. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited consolidated financial statements of the Guarantor and its Subsidiaries delivered pursuant to clause (i) or (ii) of Section 4.1 or, if no such statements have been so delivered, the most recent audited financial statements referred to in Section 3.2. Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should citation, section or form be modified, amended or replaced.

2. GUARANTY

2.1. GUARANTY. The Guarantor hereby irrevocably, absolutely and unconditionally guarantees unto each holder of Notes (i) the full and prompt payment of the principal of, Yield-Maintenance Amount, if any, interest and all other amounts due with respect to the Notes from time to time outstanding, as and when such amounts shall become due and payable, whether by lapse of time, upon redemption, prepayment or purchase, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Yield-Maintenance Amount, if any, or interest at the rate set forth in the Notes or any other amounts due thereunder) in coin or currency of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (ii) the full and prompt payment, performance and observance by the Company of all other obligations, covenants, conditions and agreements contained in the Note Agreement or any other instrument or agreement entered into in connection therewith or otherwise relating thereto, and (iii) the full and prompt payment, upon demand by any holder of Notes of all costs and expenses (including reasonable attorneys’ fees), if any, as shall have been expended or incurred in the protection or enforcement of any right or privilege under the Notes, the Note Agreement or any other instrument or agreement entered into in connection therewith or relating thereto or in the protection or enforcement of any rights, privileges or liabilities under this Guaranty or in any consultation or action in connection therewith or herewith (all such obligations, covenants, conditions and agreements described in the foregoing clauses (i), (ii) and (iii) being hereinafter collectively referred to as the “GUARANTEED OBLIGATIONS”).

2.2. GUARANTY OF PAYMENT AND PERFORMANCE. This is a guaranty of payment and performance and not a guaranty of collection, and the Guarantor hereby waives any right to require that any action on or in respect of any Note, the Note Agreement or any instrument or agreement relating to the Guaranteed Obligations be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any holder of Notes may, at its option, proceed hereunder against the Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes, or for this Guaranty or any other remedy. The liability of the Guarantor hereunder shall in no way be affected or impaired by any acceptance by any holder of Notes of any direct or indirect security for, or other guaranties of, the Guaranteed Obligations or by any failure, delay, neglect or omission by any holder of Notes to realize upon or protect any of the Guaranteed Obligations or any Notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken or omitted to be taken by any such holder. The Guarantor (i) acknowledges that certain obligations of the Company under the Note Agreement will survive the payment or transfer of any Note and the termination of the Note Agreement, and (ii) agrees that the obligations of the Guarantor hereunder with respect to such surviving obligations shall also survive the payment or transfer of any Note and the termination of the Note Agreement.

2.3. GENERAL PROVISIONS RELATING TO THE GUARANTY.

(i) The Guarantor hereby consents and agrees that any holder or holders of Notes from time to time, with or without any further notice to or assent from the Guarantor may, without in any manner affecting the liability of the Guarantor under this Guaranty, and upon such terms and conditions as any such holder or holders may deem advisable:

(a) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the payment or performance of any of the Guaranteed Obligations, or waive any default with respect thereto, or waive, modify, amend or change any provision of the Note Agreement, the Notes or any other instrument or agreement entered into in connection therewith or otherwise relating thereto;

(b) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such holder as direct or indirect security for the payment or performance of any of the Guaranteed Obligations; or

(c) settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any of the Guaranteed Obligations.

The Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

(ii) The Guarantor hereby waives: (a) notice of acceptance of this Guaranty by the holders of Notes or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such holders upon this Guaranty (it being understood that all Guaranteed Obligations shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty); (b) demand of payment by any holder of Notes from the Company or any other Person indebted in any manner on or for any of the Guaranteed Obligations hereby guaranteed; and (c) presentment for the payment by any holder of Notes or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to the Guarantor. The obligations of the Guarantor under this Guaranty and the rights of any holder of Notes to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever.

(iii) The obligations of the Guarantor hereunder shall be binding upon the Guarantor and its successors and assigns, and shall remain in full force and effect irrespective of:

(a) the genuineness, validity, regularity or enforceability of the Notes, the Note Agreement, this Guaranty or any Notes or any other instrument or agreement entered into in connection therewith or otherwise relating thereto, or any of the terms of any thereof, the continuance of any obligation on the part of the Company or any other Person on the Notes or under the Note Agreement or any such other instrument or agreement, or the power or authority or the lack of power or authority of the Company to execute and deliver the Note Agreement, the Notes or any such other instrument or agreement, or to perform any of its obligations thereunder or the existence or continuance of the Company or any other Person as a legal entity;

(b) any default, failure or delay, willful or otherwise, in the performance by the Company or any other Person of any obligations of any kind or character whatsoever of the Company or any other Person (including, without limitation, the Guaranteed Obligations);

(c) any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company or any other Person or in respect of the property of the Company or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Company or any other Person;

(d) impossibility or illegality of performance on the part of the Company or any other Person of its obligations under the Notes, the Note Agreement, this Guaranty or any other Notes or any other instrument or agreement entered into in connection therewith or otherwise relating thereto;

(e) in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified;

(f) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;

(g) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the payment or performance by any party of any of the Guaranteed Obligations;

(h) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to the Guarantor of failure of Company or any other Person to keep and perform any of the Guaranteed Obligations, or failure to resort for payment to the Company or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies;

(i) the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Agreement or any other instrument or agreement entered into in connection therewith or otherwise relating thereto, or the sale, release, substitution or exchange of any security for the Notes;

(j) any defense whatsoever that the Company or any other Person might have to the payment of the Notes (principal, Yield-Maintenance Amount, if any, or interest or any other amounts due thereunder), other than payment in cash thereof, or to the payment, performance or observance of any of the other Guaranteed Obligations, whether through the satisfaction or purported satisfaction by the Company or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding up or otherwise;

(k) any act or failure to act with regard to the Notes, the Note Agreement, this Guaranty or any other instrument or agreement entered into in connection therewith or otherwise relating thereto, or anything which might vary the risk of the Guarantor; or

(l) any other circumstance (other than payment and performance in full of the Guaranteed Obligations) which might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of its obligations under this Guaranty;

provided, that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty that the obligations of the Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the full and prompt payment and performance of all of the Guaranteed Obligations. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company or any other Person shall default under the terms of the Notes, the Note Agreement or Notes or any other instrument or agreement entered into in connection therewith or otherwise relating thereto and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company or any other Person under the Notes, the Note Agreement or any such other instrument or agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(iv) All rights of any holder of Notes may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note whether with or without the consent of or notice to the Guarantor under this Guaranty or to the Company.

(v) The Guarantor hereby subordinates to the rights of the holders of Notes under the Note Agreement, the Notes or any other instrument or agreement entered into in connection therewith or otherwise relating thereto, and agrees to defer any assertion, until such time as the Guaranteed Obligations have been indefeasibly paid and performed in full, of any claim or other rights that it may now or hereafter acquire against the Company or any other Person that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any holder or holders of Notes against the Company or any other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other Person, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the payment and performance in full of all the Guaranteed Obligations, such amount shall be held in trust for the benefit of the holders of Notes and shall forthwith be paid to such holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

(vi) The Guarantor agrees that to the extent the Company or any other Person makes any payment on any Note or in respect of any of the other Guaranteed Obligations, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantor’s obligations hereunder, as if said payment had not been made. The liability of the Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any holder of Notes from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

(vii) The holders of Notes shall have no obligation to (a) to marshal any assets in favor of the Guarantor or in payment of any or all of the Guaranteed Obligations or (b) pursue any other remedy that the Guarantor may or may not be able to pursue itself and that may lighten the Guarantor’s burden, any right to which the Guarantor hereby expressly waives.

3. REPRESENTATIONS AND WARRANTIES

The Guarantor represents, covenants and warrants as follows:

3.1. ORGANIZATION AND QUALIFICATION; DUE AUTHORIZATION. The Guarantor is a corporation duly organized and existing in good standing under the laws of the State of Delaware. The Company and each other Subsidiary (other than a Subsidiary of the Company that is not a Material Subsidiary) is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated or otherwise organized. The Guarantor, the Company and each other Subsidiary (other than a Subsidiary of the Company that is not a Material Subsidiary) has the corporate or limited liability company power, as applicable, to own its respective property and to carry on its respective business as now being conducted, and the Guarantor, the Company and each other Subsidiary (other than a Subsidiary of the Company that is not a Material Subsidiary) is duly qualified as a foreign corporation or limited liability company, as applicable, to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Guarantor and its Subsidiaries taken as a whole. The Guarantor has the corporate power and authority to execute and deliver this Guaranty and to perform the provisions hereof. The execution, delivery and performance by the Guarantor of this Guaranty has been duly authorized by all necessary corporate action.

3.2. FINANCIAL STATEMENTS. The Guarantor has furnished each Purchaser with the following financial statements, identified by a principal financial officer of the Guarantor: a consolidated balance sheet of the Guarantor (or its predecessor, Pulitzer Publishing Company)

and its Subsidiaries as at December 31 in each of the years 1997 to 1999, inclusive, and statements of consolidated income, financial position and cash flows of the Guarantor (or its predecessor, Pulitzer Publishing Company) and its Subsidiaries for each such year, all audited by Deloitte & Touche L.L.P. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Guarantor (or its predecessor, Pulitzer Publishing Company) and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Guarantor (or its predecessor, Pulitzer Publishing Company) and its Subsidiaries as at the dates thereof, and the statements of income and statements of financial position and cash flows fairly present the results of the operations of the Guarantor (or its predecessor, Pulitzer Publishing Company) and its Subsidiaries for the periods indicated. There has been no material adverse change in the business, condition or operations (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole since December 31, 1999.

3.3. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Guarantor, threatened against the Guarantor or any of its Subsidiaries, or any properties or rights of the Guarantor or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition or operations of the Guarantor and its Subsidiaries taken as a whole. There is no action, suit, investigation or proceeding pending or threatened against the Guarantor or any of its Subsidiaries which purports to affect the validity or enforceability of this Guaranty, the Note Agreement or any Note.

3.4. OUTSTANDING DEBT. Neither the Guarantor nor any of its Subsidiaries has outstanding any Debt except as permitted by Section 5.1 and Section 5.3 and as set forth in the Guarantor’s consolidated financial statements for the year ended December 31, 1999. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

3.5. TITLE TO PROPERTIES. The Guarantor has and each of its Subsidiaries has good and marketable title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the consolidated balance sheet of the Guarantor as at December 31, 1999 referred to in Section 3.2 (other than properties and assets disposed of in the ordinary course of business), including all properties and assets of the Guarantor to be contributed to the Company in the Formation/Contribution Transactions, subject to no Lien of any kind except Liens permitted by Section 5.2. All leases necessary in any material respect for the conduct of the respective businesses of the Guarantor and its Subsidiaries are valid and subsisting and are in full force and effect, subject to Liens permitted by Section 5.2.

3.6. TAXES. The Guarantor has and each of its Subsidiaries has filed all Federal, state and other income tax returns which, to the best knowledge of the officers of the Guarantor, are required to be filed and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles. Federal income tax returns of the Guarantor and its Subsidiaries have been examined and reported on by the taxing authorities or closed by applicable statutes and satisfied for all fiscal years prior to and including the fiscal year ended December 31, 1995.

3.7. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Guarantor nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other limited liability company or corporate restriction which materially and adversely affects the business, property or assets, or financial condition of the Guarantor and its Subsidiaries, taken as a whole. Neither the execution nor delivery of this Guaranty, the Note Agreement, the Notes or the Formation/Contribution Documents, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Note Agreement, the Notes and the Formation/Contribution Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Guarantor or any of its Subsidiaries pursuant to, the charter, by-laws, limited liability company agreement or other organizational documents of the Guarantor or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with members or stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Guarantor or any of its Subsidiaries is subject, except to the extent any such conflict, breach, defaults, violation or creation of a Lien could not reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor and its Subsidiaries, taken as a whole, or the ability of the Guarantor to perform its obligations hereunder. Except as set forth in the Limited Liability Company Agreement (as in effect on the date hereof), neither the Guarantor nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Guarantor or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its limited liability company agreement, charter or other organizational documents) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Guarantor represented by this Guaranty or Debt of the Company of the type to be evidenced by the Notes.

3.8. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the code), whether or not waived, exists with respect to any Plan. No liability to the PBGC has been or is expected by the Guarantor, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan by the Guarantor, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the Guarantor and its Subsidiaries taken as a whole. Neither the Guarantor, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Guarantor and its Subsidiaries taken as a whole. The execution and delivery of this Guaranty and the Note Agreement and the issuance and sale of the Notes will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. The representation by the Guarantor in the preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B of the Note Agreement.

3.9. GOVERNMENTAL CONSENT. Neither the nature of the Guarantor or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Guarantor or any Subsidiary and any other Person, nor any circumstance in connection with the execution and delivery of this Guaranty and the Note Agreement and the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Guaranty and the Note Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Note Agreement or the Notes.

3.10. DISCLOSURE. Neither this Guaranty nor any other document, certificate or statement furnished to any holder of Notes by or on behalf of the Guarantor in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Guarantor or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Guarantor can now foresee) materially adversely affect the business, property or assets, or financial condition of the Guarantor and its Subsidiaries taken as a whole and which has not been set forth in this Guaranty or in the other documents, certificates and statements furnished to the holders of Notes by or on behalf of the Guarantor prior to the date hereof in connection with the transactions contemplated hereby.

3.11. FORMATION/CONTRIBUTION DOCUMENTS. Each of the Formation/Contribution Documents has been duly executed and delivered by the Guarantor and any of its Subsidiaries parties thereto and constitutes the valid and binding agreement of such parties, enforceable against each in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles. There exists no material default by the Guarantor or any of its Subsidiaries (or, to the knowledge of the Guarantor, by Herald) under any Formation/Contribution Document.

3.12. SOLVENCY. The Guarantor and the Company, individually, and the Guarantor and its Subsidiaries, on a consolidated basis, are Solvent, both before and after giving effect to this Guaranty, the Note Agreement, the Formation/Contribution Documents and the transactions contemplated hereby and thereby.

3.13. REPRESENTATIONS AND WARRANTIES IN FORMATION/CONTRIBUTION DOCUMENTS. To induce the Purchasers to enter into the Note Agreement and to purchase the Notes to be purchased by them thereunder, the Guarantor agrees that each Purchaser shall be entitled to rely upon each of the representations and warranties of the Guarantor or any of its Subsidiaries set forth in any of the Formation/Contribution Documents as fully as if set forth in this Guaranty.

4. AFFIRMATIVE COVENANTS

So long as any Note shall remain unpaid, the Guarantor covenants as follows:

4.1. FINANCIAL STATEMENTS. The Guarantor will deliver to each holder of Notes in duplicate (it being understood that the Guarantor need not duplicate delivery by the Company of the financial statements or other items required to be delivered under paragraph 5A of the Note Agreement):

(i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, a consolidating and consolidated statement of income and a consolidated statement of cash flows of the Guarantor and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year (if applicable, in the case of the Company and its Subsidiaries), all in reasonable detail and certified by an authorized financial officer of the Guarantor, subject to changes resulting from year-end adjustments; to the extent they include the types of statements described above and otherwise comply with the requirements of this clause (i), such unaudited consolidated financial statements may be in the form incorporated in the Guarantor’s reports on Form 10-Q or in other filings with the Securities and Exchange Commission;

(ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, a consolidating and consolidated statement of income and a consolidating and consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such year and consolidated statements of cash flows and stockholders’ equity of the Guarantor and its Subsidiaries for such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Required Holder(s) and, as to the consolidated statements, audited by independent public accountants of recognized standing selected by the Guarantor whose opinion shall be in scope and substance satisfactory to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Guarantor; to the extent they include the types of statements described above and otherwise comply with the requirements of this clause (ii), such audited consolidated financial statements may be in the form incorporated in the Guarantor’s annual report on Form 10-K or in other filings with the Securities and Exchange Commission;

(iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Guarantor shall send to its stockholders and copies of all registration statements (without exhibits) and all reports (other than reports as to which the Guarantor shall receive confidential treatment) which the Guarantor or any Subsidiary (including the Company) files with the Securities and

Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

(iv) promptly upon receipt thereof, a copy of each other report submitted to the Guarantor or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Guarantor or any Subsidiary; and

(v) with reasonable promptness, such other information and documents as any holder of Notes may reasonably request.

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Guarantor will deliver to each holder of Notes an Officer’s Certificate, substantially in the form of Exhibit A attached hereto, executed on behalf of the Guarantor and demonstrating (with computations in reasonable detail) compliance by the Guarantor and its Subsidiaries (including the Company) with the provisions of Sections 5.1, 5.2(x), 5.3, 5.4, 5.5, 5.6, 5.9 and 5.10 of this Guaranty and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Guarantor proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Guarantor will deliver or cause to be delivered to each holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Guarantor also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each holder an Officer’s Certificate specifying the nature and period of existence thereof and what action the Guarantor has taken, is taking or proposes to take with respect thereto. Each holder of Notes is hereby authorized to deliver a copy of any financial statement delivered to such holder pursuant to this Section 4.1 to any regulatory body having jurisdiction over such holder.

4.2. INSPECTION OF PROPERTIES. The Guarantor will permit any Person designated by any holder in writing, at such holder’s expense if no Event of Default then exists and at the Company’s expense if an Event of Default then exists, to visit and inspect any of the properties of the Guarantor and its Subsidiaries, to examine the corporate or limited liability company books and financial records of the Guarantor and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such limited liability companies or corporations with the principal officers of the Guarantor and its independent public accountants, all at such reasonable times and as often as such holder may reasonably request.

4.3. COVENANT TO SECURE NOTES EQUALLY. The Guarantor will, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 5.2 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 7.2), make or cause to be made effective provision whereby the Guaranteed Obligations will be secured by such Lien equally and ratably with any and all other Debt thereby secured, so long as any such other Debt shall be so secured; provided that the creation and maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the holders of the Notes to enforce the provisions of Section 5.2.

4.4. BUSINESS. Except as otherwise provided in Section 5.4, the Guarantor and its Subsidiaries taken as a whole will continue to engage in business in substantially the same fields of enterprise as conducted on the date hereof.

4.5. COMPLIANCE WITH LAWS AND REGULATIONS. The Guarantor will and will cause each Subsidiary to be in material compliance with all laws and regulations (including, but not limited to, those relating to equal employment opportunity and employee health and safety) which are now in effect or may be legally imposed in the future in any jurisdiction in which the Guarantor and any Subsidiary is doing business other than those laws and regulations which the Guarantor or such Subsidiary is contesting in good faith by appropriate proceedings; provided, however, (i) the Guarantor or such Subsidiary continues to operate any affected business free of any requirement to escrow or sequester any material amount of such business’ profits or revenues pending resolution of such proceedings, or (ii) any non-compliance with any law or regulation could not reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor and the Subsidiaries, taken as a whole, or the ability of the Guarantor to perform its obligations hereunder.

4.6. PATENTS, TRADE MARKS AND TRADE NAMES. The Guarantor will and will cause each Subsidiary to continue to own, or hold licenses for the use of, all copyrights, franchises, licenses, marketing rights, patents, service marks, trade marks, trade names, and rights in any of the foregoing, as in the aggregate are necessary for the conduct of its business in the manner in which such business is being conducted as of the date hereof except where failure to continue to own or hold such licenses could not reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor and the Subsidiaries, taken as a whole, or the ability of the Guarantor to perform its obligations hereunder.

4.7. PAYMENT OF TAXES AND OTHER CLAIMS. The Guarantor will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, levies, trade accounts payable and claims for work, labor or materials (all the foregoing being referred to collectively as “CLAIMS”) payable by any of them, to the extent such Claims have become due and payable and before they have become delinquent; provided, that neither the Guarantor nor any Subsidiary need pay any Claim if (i) the amount, applicability or validity thereof is contested by the Guarantor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Guarantor or such Subsidiary has established adequate reserves therefor in accordance with generally accepted accounting principles on its books or (ii) the nonpayment of all such Claims in the aggregate could not reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor and its Subsidiaries, taken as a whole, or the ability of the Guarantor to perform its obligations hereunder.

4.8. ERISA COMPLIANCE. The Guarantor will, and will cause each ERISA Affiliate to, at all times:

(i) with respect to each Plan, make timely payments of contributions required to meet the minimum funding standard set forth in ERISA or the Code with respect thereto and, with respect to any Multiemployer Plan, make timely payment of contributions required to be paid thereto as provided by Section 515 of ERISA, and

(ii) comply with all other provisions of ERISA,

except for such failures to make contributions and failures to comply as could not reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor and the Subsidiaries, taken as a whole, or the ability of the Guarantor to perform its obligations hereunder.

5. NEGATIVE COVENANTS

So long as any Note shall remain unpaid, the Guarantor covenants as follows:

5.1. CONSOLIDATED DEBT TO EBITDA AND CONSOLIDATED NET WORTH REQUIREMENTS. The Guarantor will not at any time permit:

(i) the ratio of (a) Consolidated Debt as of the last day of each fiscal quarter to (b) EBITDA for the four fiscal quarters most recently ended to be greater than 4.25 to 1.00; or

(ii) Consolidated Net Worth as of the last day of any fiscal quarter, commencing with the fiscal quarter ending June 30, 2000, to be less than the sum of (a) $650,000,000 plus (b) the product of (x) $3,750,000 multiplied by (y) the number of fiscal quarters that have ended since the Date of Closing, to and including the fiscal quarter ended on such measurement date.

5.2. LIENS. The Guarantor will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Guaranteed Obligations in accordance with the provisions of Section 4.3), except:

(i) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or are being actively contested in good faith by appropriate proceedings;

(ii) with respect to real property, (a) easements, quasi-easements, licenses, covenants, rights-of-way and other similar restrictions, including any other agreements, conditions, restrictions or other matters which would be shown by a current title report or other similar report or listing, (b) any conditions that would be shown by a current survey or physical inspection and (c) zoning, building and other similar restrictions;

(iii) Liens for taxes or assessments or other governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Guarantor or its Subsidiaries, as the case may be, in accordance with generally accepted accounting principles;

(iv) other Liens which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially impair the use of such property and assets in the operation of the business of the Guarantor and its Subsidiaries, or materially detract from the value of such property or assets for the purpose of the business of the Guarantor and its Subsidiaries, taken as a whole;

(v) Liens on property or assets of a Subsidiary other than the Company to secure obligations of such Subsidiary other than the Company to the Guarantor or another Subsidiary;

(vi) any Lien existing on any property of any Person at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any property acquired by the Guarantor or any Subsidiary through purchase, merger, or consolidation or otherwise, whether or not assumed by the Guarantor or such Subsidiary, or placed upon property at the time of acquisition, construction or improvement by the Guarantor or any Subsidiary to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price or cost thereof or placed after acquisition upon property acquired, constructed or improved by the Guarantor or any Subsidiary after the date of closing, provided that any such Lien shall not encumber any other property of the Guarantor or such Subsidiary;

(vii) Liens on property owned or leased by the Guarantor or a Subsidiary (other than the Company) in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or any political subdivision thereof, or in favor of holders of securities issued by any such entity, pursuant to any contract or statute (including, without limitation, mortgages to secure pollution control or industrial revenue bonds) to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens;

(viii) any Liens renewing, extending or refunding any Lien permitted by clauses (vi) and (vii) above, provided that the principal amount secured is not increased and the Lien is not extended to other property;

(x) any Liens permitted under paragraph 6C(1) of the Note Agreement; and

(xi) any other Lien which secures any Debt, provided that the aggregate principal amount of such Debt together with all other Debt of the Guarantor and its Subsidiaries secured by all Liens which would be permitted under the foregoing provisions (including, any such Debt permitted to be secured under clauses (i) through (ix) above), together with all other Priority Debt, does not exceed 15% of Capitalization and does not exceed the limitation imposed in clause (i) of Section 5.1.

5.3. PRIORITY DEBT. The Guarantor will not at any time permit Priority Debt to exceed 15% of Capitalization as of the then most recently ended fiscal quarter of the Guarantor.

5.4. LOANS, ADVANCES AND INVESTMENTS. The Guarantor will not, and will not permit any Subsidiary to, make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any interest in, or make any capital contribution to, any Person, except that the Guarantor or any Subsidiary may:

(i) make or permit to remain outstanding loans, advances or capital contributions to any Subsidiary;

(ii) make or permit to remain outstanding any loans, advances or capital contributions from (a) any Subsidiary other than the Company to the Guarantor or any other Subsidiary and (b) the Company to any Subsidiary of the Company;

(iii) own, purchase or acquire stock, obligations or securities of or other equity interests in a Subsidiary or a Person which immediately after such purchase or acquisition will be a Subsidiary;

(iv) make and permit to remain outstanding investments in notes receivable which are received pursuant to (a) the sale of all or substantially all of a business or operations or (b) the sale of used equipment in the ordinary course of business, but in each case only to the extent that the aggregate uncollected amount of all such notes receivable does not exceed $500,000;

(v) make and permit to remain outstanding loans, advances and other investments in any business principally engaged in publishing (print or electronic) or related media activity, provided that all such loans, advances and other investments to or in entities which are not Subsidiaries do not in the aggregate exceed 10% of Capitalization;

(vi) make and permit to remain outstanding loans, advances and other investments received in settlement of debts (created in the ordinary course of business) owing to the Guarantor or any Subsidiary,

(vii) own, purchase or acquire commercial paper issued by any corporation or bankers’ acceptances issued by any member bank of the Federal Reserve System, in either case, maturing within one year of the date of purchase and rated, by at least two of Standard & Poor’s Ratings Group, Moody’s Investors Service, Inc. and Fitch Investors Service, Inc., “A-1”, “P-1” and “F-1”, respectively, and payable in the United States in United States dollars;

(viii) own, purchase or acquire certificates of deposit in member banks of the Federal Reserve System (each having capital resources in excess of $75,000,000) or certificates of deposit in an aggregate amount not to exceed $2,000,000 in banks having capital resources of less than $75,000,000), all due within one year from the date of original issue thereof and payable in the United States in United States dollars;

(ix) own, purchase or acquire repurchase agreements of member banks of the Federal Reserve System (each having capital resources in excess of $75,000,000) for terms of less than one year in respect of the foregoing certificates and obligations;

(x) own, purchase or acquire obligations of the United States government or any agency thereof;

(xi) own, purchase or acquire obligations guaranteed by the United States government or any agency thereof;

(xii) investments in stocks of investment companies registered under the Investment Company Act of 1940 which invest primarily in obligations of the type described in clauses (vii), (viii), (ix), (x) or (xi) above, provided that any such investment company shall have an aggregate net asset value of not less than $500,000,000;

(xiii) own, purchase or acquire investments in money market mutual funds that are classified as current assets in accordance with generally accepted accounting principles, that are rated “AAAm” by Standard & Poor’s Ratings Group and that invest solely in investments described in clauses (vii), (viii), (ix), (x) or (xi) above, which funds are managed by Persons having capital and surplus in excess of $500,000,000;

(xiv) endorse negotiable instruments for collection in the ordinary course of business;

(xv) make or permit to remain outstanding travel and other like advances to officers and employees in the ordinary course of business;

(xvi) make or permit to remain outstanding investments in demand deposit accounts maintained by the Guarantor or any Subsidiary in the ordinary course of its business;

(xvii) make or permit to remain outstanding investments consisting of Eurodollar time deposits, maturing within 90 days after the making thereof, with any branch of a United States commercial bank having capital and surplus of not less than $1 billion in the aggregate;

(xviii) make or permit to remain outstanding investments in municipal obligations having a rating of “Aaa” by Moody’s Investors Service, Inc., or “AAA” by Standard & Poor’s Ratings Group;

(xix) permit to remain outstanding investments of the Guarantor and its Subsidiaries set forth on Schedule 5.4;

(xx) own, purchase or acquire (a) asset-backed securities, mortgage-backed securities and collateralized mortgage obligations issued by any entity and rated at least Aa3 by Moody’s Investors Service, Inc. or AA- by Standard & Poor’s Ratings Group and (b) notes and bonds issued by any domestic corporate issuer and rated at least A3 by Moody’s Investors Service, Inc. or A- by Standard & Poor’s Ratings Group; and

(xxi) make or permit to remain outstanding any other loan or advance to, or own, purchase or acquire any other stock, obligations or securities of, or any other interest in, or make any other capital contribution to any Person, provided that the aggregate amount thereof does not exceed 6% of Consolidated Net Worth at any time.

5.5. SALE OR DISPOSITION OF CAPITAL ASSETS. The Guarantor will not, and will not permit any Subsidiary to, sell or dispose of capital assets (including capital stock or other equity interests) outside the ordinary course of business if the aggregate of capital assets so sold or disposed of in any fiscal year involves assets totaling 10% or more of Consolidated Total Assets at the beginning of such fiscal year or has contributed 10% or more of EBITDA for any of the three fiscal years then most recently ended (or such shorter period during which such assets were owned by the Guarantor or a Subsidiary), unless either (i) the net proceeds (including the cash value of any securities received but deducting all expenses of sale and sales and transfer taxes and applicable Federal and state income taxes) from such sale or disposition are within 12 months from receipt invested in businesses substantially similar to any line of business in which the Guarantor or any Subsidiary has been continuously engaged since the date of issuance of the Notes or (ii) within 12 months after receipt of such net proceeds, an amount equal to such net proceeds is applied to the pro rata prepayment (based on outstanding principal amounts) of (a) the principal of the Notes then outstanding (in accordance with paragraph 4A of the Note Agreement, and together with all accrued interest on, and Yield-Maintenance Amount, if any, payable with respect to, the Notes) and (b) all other Debt of the Guarantor and its Subsidiaries consisting of obligations for borrowed money.

5.6. SALE AND LEASE-BACK. The Guarantor will not, and will not permit any Subsidiary to, enter into any arrangement with any lender or investor or under which such lender or investor is a party, providing for the leasing or other similar arrangement by the Guarantor or any Subsidiary of real or personal property used by the Guarantor or any Subsidiary in the operations of the Guarantor or any Subsidiary, which has been or is sold or transferred by the Guarantor or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such rental obligations of the Guarantor or such Subsidiary, except that the Guarantor or any Subsidiary (other than the Company) may enter into sale and lease-back transactions involving newspaper equipment or facilities acquired after the issuance of the Notes if (i) such arrangement shall be for a period of less than three years by the end of which the use of such property by the lessee will be discontinued, (ii) the net proceeds of such sale are applied to the retirement of Debt, (iii) the net proceeds of the sale are used to purchase other property having a value at least equal to such net proceeds, (iv) the property immediately prior to such sale could have been subjected to a Lien securing Debt in an amount equal to such net proceeds and which Lien would be permitted by clause (x) of Section 5.2, or (v) the transaction represents a sale by a Subsidiary (other than the Company) to the Guarantor or another Subsidiary or by the Guarantor to a Subsidiary.

5.7. MERGER. The Guarantor will not, and will not permit any Subsidiary to, merge or consolidate with any other Person except that:

(i) any Subsidiary may merge or consolidate with the Guarantor (provided that the Guarantor shall be the continuing or surviving Person) or any one or more other Subsidiaries; and

(ii) the Guarantor may merge or consolidate with any other corporation, provided that upon such merger or consolidation the continuing or surviving corporation (a) shall be in compliance with all the terms and provisions of this Guaranty, and if the Guarantor is not the survivor, the continuing or surviving corporation shall have unconditionally and irrevocably assumed all of the Guarantor’s obligations under this Guaranty (with such assumption accompanied by a legal opinion satisfactory in form and substance to the Required Holder(s) from Fulbright & Jaworski L.L.P., or other counsel reasonably satisfactory to the Required Holder(s)), and (b) after giving pro forma effect to such merger or consolidation, could have incurred at least one dollar of additional Debt on the last day of the fiscal quarter most recently ended without violating clause (i) of Section 5.1 or Section 5.3.

5.8. TRANSACTIONS WITH AFFILIATES. Except as disclosed in the audited consolidated financial statements of the Guarantor and its Subsidiaries for the fiscal year ended December 31, 1999, as incorporated in the Guarantor’s annual report on Form 10-K filed with the Securities and Exchange Commission, the Guarantor will not, and will not permit any Subsidiary to, directly or indirectly enter, into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, exchange or use of any property or asset, or any interest therein, whether real, personal or mixed, or tangible or intangible, or the rendering of any service, with any Affiliate, except transactions in the ordinary course of and pursuant to the reasonable requirements of the Guarantor’s and each Subsidiary’s business, as the case may be, upon fair and reasonable terms that are no less favorable to the Guarantor and the Subsidiaries, as the case may be, than those which might be obtained in an arm’s length transaction with a Person not an Affiliate. For avoidance of doubt, the reference in this Section 5.8 to transactions with “any Affiliate” shall be understood to exclude both (i) transactions between the Guarantor and any Subsidiary and (ii) transactions between a Subsidiary of the Guarantor and any other Subsidiary of the Guarantor.

5.9. SALE OF STOCK AND DEBT OF SUBSIDIARIES. The Guarantor will not, and will not permit any Subsidiary to, sell or otherwise dispose of, or part with control of, any shares of stock of (or other equity interests in) or Debt of any Subsidiary, except that shares of stock of (or other equity interests in) or Debt of any Subsidiary (other than the Company) may be sold or otherwise disposed of to the Guarantor or another Subsidiary, and except that all shares of stock of (or other equity interests in) and Debt of any Subsidiary (other than the Company) at the time owned by or owed to the Guarantor or any Subsidiary may be sold as an entirety for a cash consideration which represents the fair market value (as determined in good faith by the Board of Directors of the Guarantor) at the time of sale of the shares of stock or other equity interests and Debt so sold, provided that the assets of such Subsidiary do not constitute more than 10% of Consolidated Total Assets at the beginning of the fiscal year in which such sale or disposition is to occur and that such Subsidiary shall not have contributed more than 10% of EBITDA for any of the three fiscal years then most recently ended, unless such transaction shall be subject to, and in compliance with, Section 5.5, and further provided that, in any event, at the time of sale, such Subsidiary shall not own, directly or indirectly, any shares of stock of (or other equity interests in) or Debt of any other Subsidiary (unless all of the shares of stock of (or other equity interests in) and Debt of such other Subsidiary are owned, directly or indirectly, by the Guarantor and all Subsidiaries are simultaneously being sold as permitted by this Section 5.9).

5.10. ISSUANCE OF STOCK BY SUBSIDIARIES. The Guarantor will not permit any Subsidiary, the assets of which constitute more than 10% of Consolidated Total Assets at the beginning of the fiscal year in which such issuance, sale or disposition is to occur or which has contributed more than 10% of EBITDA for any of the three fiscal years most recently ended, to issue, sell or dispose of any shares of its stock (of any class) or any other equity interests except to the Guarantor or another Subsidiary.

5.11. LIMITATION ON CERTAIN RESTRICTIVE AGREEMENTS. Except as set forth in the Limited Liability Company Agreement (as in effect on the date hereof), the Guarantor will not permit any Subsidiary to enter into or suffer to exist any contractual obligation which in any way restricts the ability of such Subsidiary to (i) make any dividends, other distributions or advances to the Guarantor or any other Subsidiary or (ii) transfer any of its property or assets to the Guarantor or any other Subsidiary.

5.12. CONFORMING DEBT AGREEMENT CHANGES. The Guarantor will not, and will not permit any Subsidiary to, become or be a party to any agreement relating to any Debt greater than $10,000,000 entered into after the date of this Guaranty, or to any amendment of or supplement to any agreement relating to any Debt greater than $10,000,000, if, in any such case, the Guarantor or any Subsidiary is agreeing therein to any financial covenants of a type specified in this Guaranty, which are more restrictive than the covenants set forth herein, or to other financial covenants expressly requiring the Guarantor or any Subsidiary to comply with similar computable standards of financial condition or performance, unless the Guarantor offers to amend this Guaranty so as to provide the benefit of similar covenants for the benefit of the holders of the Notes for so long as such covenants are in full force under such agreement, amendment or supplement. Any such offer shall be made in writing to the holders of the Notes prior to being effected in any such agreement, amendment or supplement and, absent such offer, shall be deemed to be incorporated herein mutatis mutandis for the benefit of the holders of the Notes for so long as such covenants are in full force under such agreement, amendment or supplement unless and until the Required Holder(s) shall otherwise consent thereto.

6. EVENTS OF DEFAULT; REMEDIES

6.1. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an “EVENT OF DEFAULT” under this Guaranty:

(i) the Guarantor or any Subsidiary defaults in any payment of principal of or interest on any obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto (excluding, however, such a default by the Company in respect of the Notes), or the Guarantor or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity (excluding, however, such a failure or other event under the Note Agreement) or any such obligation shall mature and remain unpaid, provided, that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration shall occur and be continuing exceeds $10,000,000; or

(ii) any representation or warranty made (a) by the Guarantor herein or in any writing furnished in connection with or pursuant to this Guaranty, the Note Agreement or the transactions contemplated thereby, or (b) by Herald to or in favor of the holders, or upon which the holders have been authorized by Herald to rely, shall be false in any material respect on the date as of which made; or

(iii) the Guarantor fails to perform or observe any term, covenant or agreement contained in Sections 2 or 5 of this Guaranty; or

(iv) the Guarantor fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer of the Guarantor obtains actual knowledge thereof; or

(v) the Guarantor or any Subsidiary (other than a Subsidiary of the Company that is not a Material Subsidiary) makes an assignment for the benefit of creditors or is generally not able to pay its debts as such debts become due; or

(vi) any decree, judgment, or order for relief in respect of the Guarantor or any Subsidiary (other than a Subsidiary of the Company that is not a Material Subsidiary) is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the “BANKRUPTCY LAW”), of any jurisdiction; or

(vii) the Guarantor or any Subsidiary (other than a Subsidiary of the Company that is not a Material Subsidiary) petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Guarantor or any such Subsidiary, or of any substantial part of the assets of the Guarantor or any such Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of any such Subsidiary) relating to the Guarantor or any such Subsidiary under the Bankruptcy Law of any other jurisdiction; or

(viii) any such petition or application is filed, or any such proceedings are commenced, against the Guarantor or any Subsidiary (other than a Subsidiary of the Company that is not a Material Subsidiary) and the Guarantor or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(ix) any order, judgment or decree is entered in any proceedings against the Guarantor or any Subsidiary (other than a Subsidiary of the Company that is not a Material Subsidiary) decreeing the dissolution of the Guarantor or such Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(x) one or more final judgments in an aggregate amount in excess of $10,000,000 is rendered against the Guarantor or any of its Subsidiaries and, within 60 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

(xi) (a) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the

Code, (b) a notice of intent to terminate any Plan in a distress termination (within the meaning of ERISA section 4041(c)) shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Guarantor or any ERISA Affiliate that a Plan may become a subject of such proceedings, (c) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (d) the Guarantor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (e) the Guarantor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (f) the Guarantor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Guarantor or any Subsidiary thereunder; and any such event or events described in clauses (a) through (f) above, either individually or together with any other such event or events, could reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor and its Subsidiaries, taken as a whole, or the ability of the Guarantor to perform its obligations hereunder.

6.2. REMEDIES. Upon the occurrence of an Event of Default under this Guaranty, the Required Holder(s) may, at its or their option, exercise any and all remedies available to it or them, whether under the Note Agreement or any other instrument or agreement entered into in connection therewith or relating thereto or otherwise at law or in equity.

7. MISCELLANEOUS

7.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Guarantor in connection herewith shall survive the execution and delivery of this Guaranty, the purchase or transfer of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of Notes, regardless of any investigation made at any time by or on behalf of any other holder of Notes. All statements contained in any certificate or other instrument delivered by or on behalf of the Guarantor pursuant to or in connection with this Guaranty shall be deemed representations and warranties of the Guarantor under this Guaranty. Subject to the preceding sentence, this Guaranty embodies the entire agreement and understanding between the Guarantor and the holders of the Notes and supersedes all prior agreements and understandings relating to the subject matter hereof.

7.2. CONSENT TO AMENDMENTS. This Guaranty may be amended, and the Guarantor may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Guarantor shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s), except that (i) no amendment or waiver of any of the provisions of Section 2 hereof or any defined term (as it is used therein) and (ii) no termination of this Guaranty in its entirety or release of the Guarantor herefrom will be effective unless consented to in writing by the holder or holders of all Notes at the time outstanding. The Guarantor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

7.3. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in Section 7.2 hereof applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and the Guarantor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantor and any holder of Notes nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

7.4. NOTICES. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to a Purchaser, addressed to it at the address specified for such communications in the Purchaser Schedule attached to the Note Agreement, or at such other address as such Purchaser shall have specified to the Guarantor or the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Guarantor or the Company in writing or, if any such other holder shall not have so specified an address to the Guarantor or the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Guarantor or the Company, and (iii) if to the Guarantor, addressed to it at 900 North Tucker Boulevard, St. Louis, Missouri 63101, Attention: Senior Vice President-Finance, or at such other address as the Guarantor shall have specified to the holder of each Note in writing.

7.5. SEVERABILITY. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.6. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Guaranty shall bind the successors and assigns of the Guarantor and shall inure to the benefit of the successors and assigns of the holders of Notes (including, without limitation, any Transferee) whether so expressed or not.

7.7. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of an Event of

Default or Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holders of Notes to prohibit (through equitable action or otherwise) the taking of any action by the Guarantor or a Subsidiary which would result in an Event of Default or Default.

7.8. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Guaranty required to be satisfactory to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

7.9. COUNTERPARTS. This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

7.10. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

7.11. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. The Guarantor hereby irrevocably submits to the jurisdiction of any New York state or Federal court sitting in New York in any action or proceeding arising out of or relating to this Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in New York state or Federal court. The Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Guarantor agrees and irrevocably consents to the service of any and all process in any such action or proceeding by the mailing, by registered or certified U.S. mail, or by any other means or mail that requires a signed receipt, of copies of such process to the Guarantor at its address set forth in section 7.4. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 7.10 shall affect the right of any holder of the Notes to serve legal process in any other manner permitted by law or affect the right of any holder of the Notes to bring any action or proceeding against the Guarantor or its property in the courts of any other jurisdiction. To the extent that the Guarantor has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.

7.12. WAIVER OF JURY TRIAL. THE GUARANTOR AND THE HOLDERS OF THE NOTES AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY, THE NOTE AGREEMENT, THE NOTES, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE LENDER/GUARANTOR RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE HOLDERS OF THE NOTES AND THE GUARANTOR EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS

AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE HOLDERS OF THE NOTES AND THE GUARANTOR FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed and delivered by its duly authorized officer as of the date first above written to become effective as of such date.

PULITZER INC.

By:	/s/ RONALD H. RIDGWAY
Name:	Ronald H. Ridgway
Title:	Senior Vice President - Finance

SCHEDULE 5.4

LOANS, ADVANCES AND INVESTMENTS

	Par Value	Cost As of 3/26/00
Corporate Notes & Bonds:
Comdisco Inc. Note	$750,000	$749,947
Kroger Co. Seni	1,755,000	1,754,857
Capital One Bank Medium Term Senior Notes	1,500,000	1,501,282
Golden State Escrow Corp. Floating Rate Note	2,000,000	1,973,016
Jones Intercable Inc. (Comcast Corp.)	2,000,000	2,111,858
Korean Development Bank Bond	1,250,000	1,272,402
Niagara Mohawk Power Corp. Senior Disc Note	1,575,000	1,222,601
Pohang Iron & Steel Note	800,000	793,339
Rite Aid Corp. Note	2,000,000	1,935,859
Sovereign Bancorp Inc. Note	2,300,000	2,292,714
Municipal Bonds:
Austin Texas Utilities	2,360,000	2,458,700
Columbus Ohio Water Systems	3,295,000	3,323,300

Approximate Cost Basis As of 4/30/00
Employee Loans	70,000
St. Louis EquityFund	477,564
Split Dollar Life Insurance Policies	2,410,538
Sandler 21st Century Communications Partners, L.P.	3,078,859
Sandler Capital Partners IV, L.P.(a)	10,293,784
Ad One LLC	2,542,353
I Own Holdings, Inc.	2,009,781
Next Generation Network	1,999,998
Hire.com, Inc.	1,010,878
Koz.com, Inc.	1,001,026
Entry Point Incorporated	200,000

(a)	Amount includes the remaining commitment of $910,779 due under the investment agreement.

EXHIBIT A

[FORM OF COMPLIANCE CERTIFICATE]

COMPLIANCE CERTIFICATE

(PULITZER INC.)

[FOR THE FISCAL QUARTER ENDING                     ]

[FOR THE FISCAL YEAR ENDING                     ]

To:	Each holder of those certain 8.05% Senior Notes due April 28, 2009 issued by St. Louis Post-Dispatch LLC, a Delaware limited liability company (the “COMPANY”), pursuant to that certain Note Agreement dated as of May 1, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the “NOTE AGREEMENT”) among the Company and the Purchasers listed on the Purchaser Schedule thereto.

As required by Section 4.1 of that certain Guaranty Agreement dated as of even date with the Note Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “GUARANTY AGREEMENT”), executed by Pulitzer Inc., a Delaware corporation and the sole managing member of the Company (the “GUARANTOR”), for the benefit of the holders of the Notes (all capitalized terms used and not otherwise defined in this Compliance Certificate have the respective meanings ascribed to them in the Guaranty Agreement), the undersigned certifies as follows:

(1) The undersigned is the duly elected, qualified and acting [PRESIDENT][VICE PRESIDENT][TREASURER] of the Guarantor.

(2) In the undersigned’s capacity as an officer of the Guarantor, the undersigned has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and the financial condition of the Guarantor and its Subsidiaries and has determined that the Guarantor has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Guaranty Agreement to be observed, performed or satisfied by it on or before the date hereof, and as of the date hereof, no Default or Event of Default has occurred and is continuing[, EXCEPT AS SET FORTH IN PARAGRAPH (3) BELOW].

[(3) BELOW (OR IN A SEPARATE SCHEDULE TO THIS COMPLIANCE CERTIFICATE) ARE THE EXCEPTIONS, IF ANY, TO PARAGRAPH (2), LISTING, IN DETAIL, THE NATURE OF EACH CONDITION OR EVENT WHICH CONSTITUTES A DEFAULT OR EVENT OF DEFAULT, THE PERIOD DURING WHICH SUCH EVENT OR CONDITION HAS EXISTED AND THE ACTION WHICH THE GUARANTOR HAS TAKEN, IS TAKING, OR PROPOSES TO TAKE WITH RESPECT TO EACH SUCH CONDITION OR EVENT.]

[([3] [4]) WITH RESPECT TO THE FINANCIAL STATEMENTS REFERRED TO IN CLAUSE (I) OF SECTION 4.1 OF THE GUARANTY AGREEMENT, WHICH ARE DELIVERED CONCURRENTLY WITH THE

DELIVERY OF THIS COMPLIANCE CERTIFICATE, THE UNDERSIGNED HEREBY CONFIRMS THAT SUCH FINANCIAL STATEMENTS OF THE GUARANTOR AND ITS SUBSIDIARIES HAVE BEEN PREPARED IN ACCORDANCE WITH GAAP APPLIED CONSISTENTLY THROUGHOUT THE PERIOD INVOLVED, AND THE COVENANTS FROM THE GUARANTY AGREEMENT LISTED AND CALCULATED ON ANNEX A ATTACHED HERETO ARE BASED ON SUCH FINANCIAL STATEMENTS.]

[([3] [4]) WITH RESPECT TO THE FINANCIAL STATEMENTS REFERRED TO IN CLAUSE (II) OF SECTION 4.1 OF THE GUARANTY AGREEMENT, WHICH ARE DELIVERED CONCURRENTLY WITH THE DELIVERY OF THIS COMPLIANCE CERTIFICATE, THE UNDERSIGNED HEREBY CONFIRMS THAT SUCH FINANCIAL STATEMENTS OF THE GUARANTOR AND ITS SUBSIDIARIES, INCLUDING THE RELATED NOTES AND SCHEDULES THERETO, HAVE BEEN PREPARED IN ACCORDANCE WITH GAAP APPLIED CONSISTENTLY THROUGHOUT THE PERIODS INVOLVED, AND THE COVENANTS FROM THE GUARANTY AGREEMENT LISTED AND CALCULATED ON ANNEX A ATTACHED HERETO ARE BASED ON SUCH FINANCIAL STATEMENTS.]

([4] [5]) The undersigned hereby certifies that described below in reasonable detail are the adjustments, if any, necessary to derive the information set forth in Annex A from the financial statements referred to in paragraph ([3][4]) above.

[NAME], [TITLE]

2

ANNEX A

COVENANT

COVENANTS Compliance
[Indicate Yes/No]

1.	Consolidated Debt to EBITDA Ratio (Section 5.1(i))

The ratio of

	(i) Consolidated Debt(1) as of the last day of the fiscal quarter most recently ended to	$

	(ii) EBITDA(2) for the four fiscal quarters most recently ended must not be greater than 4.25 to 1.00 to 1.00	$

2.	Consolidated Net Worth (Section 5.1(ii))

	Commencing with the fiscal quarter ending June 30, 2000, Consolidated Net Worth(3) as of the last day of the fiscal quarter most recently ended	$

	must not be less than (a) $650,000,000 plus (b) the product of	$

(x) $3,750,000 multiplied by (y) the number of fiscal quarters that have ended since the Date of Closing, to and including the fiscal quarter ended on such measurement date

3.	Limitation on Priority Debt (Section 5.3)

	Priority Debt(4) (including Debt secured by Liens permitted by Section 5.2)	$

	Capitalization(5) as of the last day of the fiscal quarter most recently ended	$

	Percentage of Capitalization as of the last day of the fiscal quarter most recently ended		%

must not exceed 15% of Capitalization as of the last day of the fiscal quarter most recently ended

4.	Loans, Advances and Investments (Section 5.4)

The Guarantor will not, and will not permit any Subsidiary to, make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any interest in, or make any capital contribution

(1)	See Schedule 1, Item 1.

(2)	See Schedule 1, Item 2.

(3)	See Schedule 1, Item 3.

(4)	See Schedule 1, Item 4.

(5)	See Schedule 1, Item 5

to, any Person, except that the Guarantor or any Subsidiary may:

(i) make or permit to remain outstanding loans, advances or capital contributions to any Subsidiary;

(ii) make or permit to remain outstanding any loans, advances or capital contributions from (a) any Subsidiary other than the Company to the Guarantor or any other Subsidiary and (b) the Company to any Subsidiary of the Company;

(iii) own, purchase or acquire stock, obligations or securities of or other equity interests in a Subsidiary or a Person which immediately after such purchase or acquisition will be a Subsidiary;

(iv) make and permit to remain outstanding investments in notes receivable which are received pursuant to (a) the sale of all or substantially all of a business or operations or (b) the sale of used equipment in the ordinary course of business, but in each case only to the extent that the aggregate uncollected amount of all such notes receivable does not exceed $500,000;

(v) make and permit to remain outstanding loans, advances and other investments in any business principally engaged in publishing (print or electronic), provided that all such loans, advances and other investments to or in entities which are not Subsidiaries do not in the aggregate exceed 10% of Capitalization;

(vi) make and permit to remain outstanding loans, advances and other investments received in settlement of debts (created in the ordinary course of business) owing to the Guarantor or any Subsidiary,

(vii) own, purchase or acquire commercial paper issued by any corporation or bankers’ acceptances issued by any member bank of the Federal Reserve System, in either case, maturing within one year of the date of purchase and rated, by at least two of Standard & Poor’s Ratings Group, Moody’s Investors Service, Inc. and Fitch Investors Service, Inc., “A-1”, “P-1” and “F-1”, respectively, and payable in the United States in United States dollars;

(viii) own, purchase or acquire certificates of deposit in member banks of the Federal Reserve System (each having capital resources in excess of $75,000,000) or certificates of deposit in an aggregate amount not to exceed $2,000,000 in banks having capital resources of less than $75,000,000), all due within one year from the date of original issue thereof and payable in the United States in United States dollars;

(ix) own, purchase or acquire repurchase agreements of member banks of the Federal Reserve System (each having capital resources in excess of $75,000,000) for terms of less than one year in respect of the foregoing certificates and obligations;

(x) own, purchase or acquire obligations of the

United States government or any agency thereof;

(xi) own, purchase or acquire obligations guaranteed by the United States government or any agency thereof;

(xii) investments in stocks of investment companies registered under the Investment Company Act of 1940 which invest primarily in obligations of the type described in clauses (vii), (viii), (ix), (x) or (xi) above, provided that any such investment company shall have an aggregate net asset value of not less than $500,000,000;

(xiii) own, purchase or acquire investments in money market mutual funds that are classified as current assets in accordance with generally accepted accounting principles, that are rated “AAAm” by Standard & Poor’s Ratings Group and that invest solely in investments described in clauses (vii), (viii), (ix), (x) or (xi) above, which funds are managed by Persons having capital and surplus in excess of $500,000,000;

(xiv) endorse negotiable instruments for collection in the ordinary course of business;

(xv) make or permit to remain outstanding travel and other like advances to officers and employees in the ordinary course of business;

(xvi) make or permit to remain outstanding investments in demand deposit accounts maintained by the Guarantor or any Subsidiary in the ordinary course of its business;

(xvii) make or permit to remain outstanding investments consisting of Eurodollar time deposits, maturing within 90 days after the making thereof, with any branch of a United States commercial bank having capital and surplus of not less than $1 billion in the aggregate;

(xviii) make or permit to remain outstanding investments in municipal obligations having a rating of “Aaa” by Moody’s Investors Service, Inc., or “AAA” by Standard & Poor’s Ratings Group;

(xix) permit to remain outstanding investments of the Guarantor and its Subsidiaries set forth on Schedule 5.4;

(xx) own, purchase or acquire (a) asset-backed securities, mortgage-backed securities and collateralized mortgage obligations issued by any entity and rated at least AA3 by Moody’s Investors Service, Inc. or Aa- by Standard & Poor’s Ratings Group and (b) notes and bonds issued by any domestic corporate issuer and rated at least A3 by Moody’s Investors Service, Inc. or A- by Standard & Poor’s Ratings Group; and

(xxi) make or permit to remain outstanding any other loan or advance to, or own, purchase or acquire any other stock, obligations or securities of, or any other interest in, or make any other capital contribution to any Person, provided that the aggregate amount thereof does not at any time exceed 6% of Consolidated Net Worth as of the last day of then most recently ended fiscal quarter.

$

	Consolidated Net Worth	$

	Percentage of Consolidated Net Worth		%

(xxi) must not exceed 6% of Consolidated Net Worth

5.

Limitation on Sale or Disposition of Capital Assets (Section 5.5) The Guarantor will not, and will not permit any Subsidiary to, sell or dispose of capital assets (including capital stock or other equity interests) outside the ordinary course of business if the aggregate of capital assets so sold or disposed of in any fiscal year involves assets totaling 10% or more of Consolidated Total Assets at the beginning of such fiscal year or has contributed 10% or more of EBITDA for any of the three fiscal years then most recently ended (or such shorter period during which such assets were owned by the Guarantor or a Subsidiary), unless either (i) the net proceeds (including the cash value of any securities received but deducting all expenses of sale and sales and transfer taxes and applicable Federal and state income taxes) from such sale or disposition are within 12 months from receipt invested in businesses substantially similar to any line of business in which the Guarantor or any Subsidiary has been continuously engaged since the date of issuance of the Notes or (ii) within 12 months after receipt of such net proceeds, an amount equal to such net proceeds is applied to the pro rata prepayment (based on outstanding principal amounts) of (a) the principal of the Notes then outstanding (in accordance with paragraph 4A of the Note Agreement, and together with all accrued interest on, and Yield-Maintenance Amount, if any, payable with respect to, the Notes) and (b) all other Debt of the Guarantor and its Subsidiaries consisting of obligations for borrowed money.

Aggregate of capital assets sold or disposed of outside of the ordinary course of business during the fiscal year in which the period covered by this Compliance Certificate occurs

$

Consolidated Total Assets at beginning of such fiscal year	$

Percentage of Consolidated Total Assets at the beginning of such fiscal year		%

EBITDA for each of the three fiscal years then most recently ended	$

$

$

	Percentage of EBITDA for each such year contributed by assets sold or disposed of	%

%

%

	must not involve assets totaling 10% or more of Consolidated Total Assets at the beginning of such fiscal year or contributing 10% or more of EBITDA for any of the three fiscal years then most recently ended (or such shorter period during which such assets were owned by the Guarantor or a Subsidiary) UNLESS, (i) the net proceeds (including the cash value of any securities received but deducting all expenses of sale and sales and transfer taxes and applicable Federal and state income taxes) from such sale or disposition are within 12 months from receipt invested in businesses substantially similar to any line of business in which the Guarantor or any Subsidiary has been continuously engaged since the date of issuance of the Notes or (ii) within 12 months after receipt of such net proceeds, an amount equal to such net proceeds is applied to the pro rata prepayment (based on outstanding principal amounts) of (a) the principal of the Notes then outstanding (in accordance with paragraph 4A of the Note Agreement, and together with all accrued interest on, and Yield-Maintenance Amount, if any, payable with respect to, the Notes) and (b) all other Debt of the Guarantor and its Subsidiaries consisting of obligations for borrowed money.	__________

6.	Limitations on Sale and Leaseback (Section 5.6)

	The Guarantor will not, and will not permit any Subsidiary to, enter into any arrangement with any lender or investor or under which such lender or investor is a party, providing for the leasing or other similar arrangement by the Guarantor or any Subsidiary of real or personal property used by the Guarantor or any Subsidiary in the operations of the Guarantor or any Subsidiary, which has been or is sold or transferred by the Guarantor or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such rental obligations of the Guarantor or such Subsidiary, EXCEPT that the Guarantor or any Subsidiary (other than the Company) may enter into sale and lease-back transactions involving newspaper equipment or facilities acquired after the issuance of the Notes if (i) such arrangement is for a period of less than three years by the end of which the use of such property by the lessee will be discontinued, (ii) the net proceeds of such sale are applied to the retirement of Debt, (iii) the net proceeds of the sale are used to purchase other property having a value at least equal to such net proceeds, (iv) the property immediately prior to such sale could have been subjected to a Lien securing Debt in an amount equal to such net proceeds and which Lien would have been permitted by clause (xi) of Section 5.2, or (v) the transaction represents a sale by a Subsidiary (other than the Company) to the Guarantor or another Subsidiary or by the Guarantor to a Subsidiary.	___________

7.	Limitation on Sale of Stock and Debt of Subsidiaries (Section 5.9)

The Guarantor will not, and will not permit any Subsidiary to, sell or otherwise dispose of, or part with control of, any shares of stock of (or other equity interests in) or Debt of any Subsidiary, except that shares of stock of (or other equity interests in) or Debt of any Subsidiary (other than the Company) may be sold or otherwise disposed of to the Guarantor or another Subsidiary, and except that all shares of stock of (or other equity interests in) and Debt of any Subsidiary (other than the Company) at the time owned by or owed to the Guarantor or any Subsidiary may be sold as an entirety for a cash consideration which represents the fair market value (as determined in good faith by the Board of Directors of the Guarantor) at the time of sale of the shares of stock or other equity interests and Debt so sold, provided that the assets of such Subsidiary do not constitute more than 10% of Consolidated Total Assets at the beginning of the fiscal year in which such sale or disposition is to occur and that such Subsidiary shall not have contributed more than 10% of EBITDA for any of the three fiscal years then most recently ended, unless such transaction shall be subject to, and in compliance with, Section 5.5, and further provided that, in any event, at the time of sale, such Subsidiary shall not own, directly or indirectly, any shares of stock of (or other equity interests in) or Debt of any other Subsidiary (unless all of the shares of stock of (or other equity interests in) and Debt of such other Subsidiary are owned, directly or indirectly, by the Guarantor and all Subsidiaries are simultaneously being sold as permitted by Section 5.9 of the Guaranty).

	Consolidated Total Assets at beginning of such fiscal year	$

	Consolidated Total Assets represented by assets of Subsidiary	$

	Percentage of Consolidated Total Assets represented by assets of Subsidiary			%

	EBITDA for each of the three fiscal years then most recently ended	$

$

$

	Percentage of EBITDA for each such year contributed by			%

	Subsidiary			%

%

	the assets of such Subsidiary must not constitute more than 10% of Consolidated Total Assets at the beginning of the fiscal year in which such sale or disposition is to occur and such Subsidiary must not have contributed more than 10% of EBITDA for any of the three fiscal years then most recently ended, unless such transaction was subject to, and in compliance with, Section 5.5.		_____

8.

Issuance of Stock by Subsidiaries (Section 5.10)

The Guarantor will not permit any Subsidiary, the assets of which constitute more than 10% of Consolidated Total Assets at the beginning of the fiscal year in which such issuance, sale or disposition is to occur or which has contributed more than 10% of

EBITDA for any of the three fiscal years most recently ended, to issue, sell or dispose of any shares of its stock (of any class) or any other equity interests except to the Guarantor or another Subsidiary.

Consolidated Total Assets at beginning of such fiscal year	$

Consolidated Total Assets represented by assets of Subsidiary	$

Percentage of Consolidated Total Assets represented by assets of Subsidiary		%

EBITDA for each of the three fiscal years then most recently ended	$

$

$

Percentage of EBITDA for each such year contributed by Subsidiary		%

%

%

the assets of such Subsidiary must not constitute more than 10% of Consolidated Total Assets at the beginning of the fiscal year in which such issuance, sale or disposition is to occur and the Subsidiary must not have contributed more than 10% of EBITDA for any of the three fiscal years most recently ended.

SCHEDULE 1 TO ANNEX A TO COMPLIANCE CERTIFICATE

1.	Consolidated Debt

(i) all obligations for borrowed money or obligations represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid;

$

	(ii) Capitalized Lease Obligations;	$

(iii) indebtedness secured by any Lien existing on property owned by the Guarantor or any Subsidiary subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the Guarantor or any Subsidiary;

$

(iv) guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock or dividends of any Person;

$

(v) obligations under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable such Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debt, dividends or expenses;

$

(vi) obligations under any contract for the purchase of materials, supplies or other property from any Person if such contract (or any related document) requires that payment for such materials, supplies or other property shall be made regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered;

$

(vii) obligations under any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor;

$

(viii) obligations under any contract for the sale or use of materials, supplies or other property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other property, or the use thereof, or payment for such services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person;

$

	(ix) obligations under any other contract which, in economic effect, is substantially equivalent to a guarantee;	$

	SUBTOTAL [(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)]	$

(x) But excluding (a) loans, advances and capital contributions by the Guarantor to any Subsidiary or by any Subsidiary to the Guarantor or another Subsidiary or a guarantee of the obligations of a Subsidiary under an executory contract to purchase or sell a business and (b) any amounts which may be due in connection with the “Gross-Up Transactions” described in Note 15 of the audited consolidated financial statements of the Guarantor and its Subsidiaries for the fiscal year ended December 31, 1999, as incorporated in the Guarantor’s annual report on Form 10-K filed with the Securities and Exchange Commission

	CONSOLIDATED DEBT [SUBTOTAL above - (x)]	$

2.	EBITDA

	(i) Consolidated Net Earnings (determined as set forth in Item 2.1 below),	$

A1-1

(ii) plus, to the extent deducted in the determination of Consolidated Net Earnings,

	(a) all provisions for federal, state and other income tax	$

	(b) Consolidated Interest Expense (determined as set forth in Item 2.2 below) and	$

	(c) provisions for depreciation and amortization	$

	Subtotal of (a), (b) and (c)	$

	EBITDA [(i) + (ii)]	$

Note: Any acquisition or disposition by the Guarantor or any Subsidiary during any period of all of the capital stock of (or other equity interests in) any Person, or of all or substantially all of the assets of any Person, shall in each case be reflected and given effect in EBITDA as if such acquisition or disposition occurred on the first day of such period, so long as, in the case of any such acquisition, the Guarantor shall have delivered or caused to be delivered to each holder of Notes financial information, set forth within audited financial statements regarding such Person, disclosing the prior operating results of such Person, and provided further, that for purposes of calculating EBITDA, the consummation of the Formation/Consummation Transactions will be taken into account by including, on a pro forma basis, Herald’s share of EBITDA for periods prior to the Date of Closing, as derived from the “St. Louis Agency adjustment” reflected in prior consolidated financial statements.

2.1	Consolidated Net Earnings

	(i) Consolidated gross revenues of the Guarantor and its Subsidiaries determined in accordance with generally accepted accounting principles	$

	(ii) less all operating and non-operating expenses of the Guarantor and its Subsidiaries determined in accordance with generally accepted less accounting principles	$

	CONSOLIDATED NET EARNINGS [(i) - (ii)]	$

Note: The above include all charges of a property character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but do not include in gross revenues any gains — — (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets) in excess of an aggregate amount of $5,000,000 in any one year, any gains resulting from the write-up of assets, any equity of the Guarantor or any Subsidiary in the unremitted earnings of any corporation which is not a Subsidiary or any earnings of any Person acquired by the Guarantor or any Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition, or any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of investment in such Subsidiary.

2.2	Consolidated Interest Expense

The sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Guarantor and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Guarantor and its Subsidiaries in accordance with generally accepted accounting principles) for the period covered by this Compliance Certificate for the Guarantor and its Subsidiaries:

(i) all interest and prepayment charges in respect of Debt of the Guarantor and its Subsidiaries (including imputed interest in respect of Capitalized Lease obligations and net costs of any interest rate or currency hedging or similar arrangements) deducted in determining consolidated net income for such period, together with all interest capitalized or deferred during

A1-2

	such period and not deducted in determining consolidated net income for such period plus	$

	(ii) all debt discount and expense amortized or required to be amortized in the determination of consolidated net income for such period	$

	CONSOLIDATED INTEREST EXPENSE [(i) + (ii)]	$

3.	CONSOLIDATED NET WORTH

(i) Total amount of total assets of the Guarantor and its Subsidiaries as of the last day of the fiscal quarter most recently then ended, determined on a consolidated basis in accordance with generally accepted accounting principles less

$

(ii) Total liabilities of the Guarantor and its Subsidiaries as of the last day of the fiscal quarter most recently then ended, determined on a consolidated basis in accordance with generally accepted accounting principles.

$

	CONSOLIDATED NET WORTH [(i) - (ii)]	$

4.	PRIORITY DEBT	$

	(i) Aggregate amount of all Debt of the Guarantor secured by a Lien plus	$

	(ii) All secured and unsecured Debt of all Subsidiaries (excluding Debt represented by the Notes)	$

	PRIORITY DEBT [(i) + (ii)]	$

5.	CAPITALIZATION

	(i) Consolidated Net Worth plus	$

	(ii) Consolidated Debt	$

	CAPITALIZATION [(i) + (ii)]	$

A1-3

AMENDMENT NO. 1 TO GUARANTY AGREEMENT

THIS AMENDMENT NO. 1 TO GUARANTY AGREEMENT, dated as of August 7, 2000 (this “Amendment”), is entered into by PULITZER INC., a Delaware corporation (the “Guarantor”), in favor of the holders from time to time of the Notes issued under the below-described Note Agreement.

Recitals

A. St. Louis Post-Dispatch LLC, a Delaware limited liability company (the “Company”), entered into that certain Note Agreement dated as of May 1, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”) with the several Purchasers listed in the Purchaser Schedule attached thereto, pursuant to which the Company issued and sold to such Purchasers $306,000,000 aggregate principal amount of the Company’s 8.05% Senior Notes due April 28, 2009 (together with any other notes issued in substitution or exchange therefor pursuant to the terms of the Note Agreement, the “Notes”).

B. In connection with the Note Agreement, the Guarantor executed and delivered that certain Guaranty Agreement dated as of May 1, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”).

C. The Guarantor desires to make certain amendments and modifications to the Guaranty, as set forth in this Amendment, and the undersigned holders of Notes desire to consent to such amendments and modifications.

NOW, THEREFORE, in order to accomplish the matters contemplated by the preceding Recitals and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guaranty is hereby amended as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Guaranty.

2. Amendments.

(a) Amendment to Definitions. Section 1.1 of the Guaranty is amended by adding the following definition in the appropriate alphabetical location:

“ “Stock Repurchase Plan” shall mean any plan announced from time to time by the Guarantor to repurchase its own capital stock, including from Affiliates, in either open market or privately negotiated transactions.”

(b) Amendment to Loans, Advances and Investments Covenant. Section 5.4 of the Guaranty is amended by inserting the word “other” immediately prior to the word “Person” in the fourth line thereof.

(c) Amendment to Transactions With Affiliates Covenant. Section 5.8 of the Guaranty is amended by deleting therefrom the clause beginning “except transactions in the ordinary course of ...” and inserting in place thereof the following:

“except (i) transactions in the ordinary course of and pursuant to the reasonable requirements of the Guarantor’s and each Subsidiary’s business, as the case may be, and (ii) in the case of the Guarantor, transactions with Affiliates consisting of the repurchase of capital stock of the Guarantor from such Affiliates pursuant to any Stock Repurchase Plan; provided that, in the case of any transaction described in either clause (i) or (ii) above, such transaction is upon fair and reasonable terms that are no less favorable to the Guarantor and/or any of its Subsidiaries, as the case may be, than those which might be obtained in an arm’s length transaction with a Person not an Affiliate; and provided further that, in the case of any transaction described in clause (ii) above, any such repurchase of capital stock of the Guarantor from an Affiliate may be made only if no Default or Event of Default exists, either before or immediately after giving effect to such repurchase.”

3. Representations and Warranties. The Guarantor represents and warrants as follows:

(a) Organization; Power and Authority; Enforceability. The Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has all requisite corporate power to execute and deliver this Amendment and to perform its obligations under the Guaranty as amended hereby. The execution and delivery by the Guarantor of this Amendment and the performance by the Guarantor of its obligations under the Guaranty as amended hereby have been duly authorized by all requisite corporate action on the part of the Guarantor. The Guarantor has duly executed and delivered this Amendment, and the Guaranty as amended hereby constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

(b) No Default or Event of Default. No Default or Event of Default exists, either before or immediately after giving effect to this Amendment.

(c) No Material Adverse Change. Since May 1, 2000, there has been no material adverse change in (i) the business, condition or operations (financial or otherwise) of the Guarantor and its Subsidiaries, (ii) the ability of the Guarantor to perform its obligations under the Guaranty as amended hereby or the ability of the Company to perform its obligations under the Note Agreement or the Notes or (iii) the validity or enforceability of this Guaranty, the Note Agreement or the Notes.

2

The effectiveness of this Amendment is conditioned upon (i) the written consent of the Required Holder(s) (as defined in the Note Agreement), as evidenced by such holder(s)’ execution of this Amendment where indicated below, and (ii) the accuracy of each of the foregoing representations and warranties of the Guarantor.

Section 4. Miscellaneous.

(a) References to Guaranty. Upon and after the date of this Amendment, each reference to the Guaranty in the Guaranty, the Note Agreement or any other instrument or agreement entered into in connection therewith or otherwise related thereto shall mean and be a reference to the Guaranty as amended by this Amendment.

(b) Ratification and Confirmation. Except as specifically amended herein, the Guaranty shall remain in full force and effect, and is hereby ratified and confirmed.

(c) No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any holder of Notes, nor constitute a waiver of any provision of the Guaranty, the Note Agreement or any other instrument or agreement entered into in connection therewith or otherwise related thereto.

(d) Expenses. The Guarantor agrees to pay promptly, or to cause the Company to pay promptly, all expenses of the holders of Notes related to this Amendment and all matters contemplated hereby, including, without limitation, all fees and expenses of the holders’ special counsel.

(e) GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

(f) Counterparts. This Amendment may be executed in counterparts (including those transmitted by facsimile), each of which shall be deemed an original and all of which taken together shall constitute one and the same document. Delivery of this Amendment may be made by facsimile transmission of a duly executed counterpart copy hereof.

[Remainder of page intentionally left blank; signature pages follow]

3

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written to become effective (subject to the last sentence of Section 3 hereof) as of such date.

GUARANTOR:

PULITZER INC.

By:	/s/ JON H. HOLT
Name:	Jon H. Holt
Title:	Treasurer

NOTE HOLDERS (To evidence consent to the amendment hereby of the Guaranty):

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ RIC E. ABEL
Name:	Ric E. Abel
Title:	Vice President

AMERICAN GENERAL ANNUITY INSURANCE COMPANY

AMERICAN GENERAL LIFE INSURANCE COMPANY

By:
Name:
Title:

GE EDISON LIFE INSURANCE COMPANY

By:
Name:
Title:

4

FIRST COLONY LIFE INSURANCE COMPANY

By:
Name:
Title:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/S/ A. KIPP KOESTER
Name:	A. Kipp Koester
Its	Authorized Representative

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY for its Group Annuity Separate Account

By:	Northwestern Investment Management Company
	By:	/s/ A. KIPP KOESTER
	Name:	A. Kipp Koester
Its	Managing Director

PACIFIC LIFE INSURANCE COMPANY

By:	/S/ DIANE W. DALES
Name:	Diane W. Dales
Title:	Assistant Vice President

By:	/S/ PETER S. FIEK
Name:	Peter S. Fiek
Title:	Assistant Secretary

5

EXECUTION VERSION

AMENDMENT NO. 2 TO GUARANTY AGREEMENT

THIS AMENDMENT NO. 2 TO GUARANTY AGREEMENT, dated as of November 23, 2004 (this “Amendment”), is entered into by PULITZER INC., a Delaware corporation (the “Guarantor”), in favor of the holders from time to time of the Notes issued under the below-described Note Agreement.

Recitals

A. St. Louis Post-Dispatch LLC, a Delaware limited liability company (the “Company”), entered into that certain Note Agreement dated as of May 1, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”) with the several Purchasers listed in the Purchaser Schedule attached thereto, pursuant to which the Company issued and sold to such Purchasers $306,000,000 aggregate principal amount of the Company’s 8.05% Senior Notes due April 28, 2009 (together with any other notes issued in substitution or exchange therefor pursuant to the terms of the Note Agreement, the “Notes”).

B. In connection with the Note Agreement, the Guarantor executed and delivered that certain Guaranty Agreement dated as of May 1, 2000, as amended by Amendment No. 1 to Guaranty Agreement, dated as of August 7, 2000 (as so amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”).

C. As of the date first above written, the undersigned holders of Notes together hold at least 51% of the aggregate outstanding principal amount of the Notes, and therefore constitute the Required Holder(s) (as defined in the Note Agreement) for purposes of this Amendment.

D. The Guarantor desires to make certain amendments and modifications to the Guaranty, as set forth in this Amendment, and the undersigned holders of Notes, subject to the terms and conditions set forth herein, are willing to agree to such amendments and modifications.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Guaranty.

2. Amendments to Section 5.4 (Loans, Advances and Investments).

(a) Section 5.4 of the Guaranty is amended by deleting clause (xiii) thereof in its entirety and replacing it with the following:

“(xiii) own, purchase or acquire investments in money market funds that are classified as current assets in accordance with generally accepted accounting principles, and that are rated “AAAm” or the equivalent by Standard & Poor’s Ratings Group, or Moody’s Investors Service, Inc. or Fitch Investors Service, Inc., which funds are managed by either (a) Persons having capital and surplus, or net worth, in excess of $500,000,000 or (b) any Person that is a direct or indirect subsidiary of a Person described in the foregoing clause (a);”

(b) Section 5.4 of the Guaranty is further amended by (i) deleting the word “and” from the end of clause (xx) thereof, (ii) renumbering clause (xxi) thereof as clause (xxii) and (iii) adding a new clause (xxi) thereto, such new clause (xxi) to read as follows:

“(xxi) own, purchase or acquire investments in commingled funds/portfolios that invest primarily in U.S. dollar denominated obligations, with a weighted average portfolio maturity of 120 days or less, and rated “AAA” or the equivalent, by at least two of Standard & Poor’s Ratings Group, Moody’s Investors Service, Inc. and Fitch Investors Service, Inc., which funds are managed by either (a) Persons having capital and surplus, or net worth, in excess of $500,000,000 or (b) any Person that is a direct or indirect subsidiary of a Person described in the foregoing clause (a); and”

3. Representations and Warranties. The Guarantor represents and warrants as follows:

(a) Organization; Power and Authority; Enforceability. The Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has all requisite corporate power to execute and deliver this Amendment and to perform its obligations under this Amendment and the Guaranty as amended hereby. The execution and delivery by the Guarantor of this Amendment and the performance by the Guarantor of its obligations under this Amendment and the Guaranty as amended hereby have been duly authorized by all requisite corporate action on the part of the Guarantor. The Guarantor has duly executed and delivered this Amendment, and this Amendment and the Guaranty as amended hereby constitute the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms.

(b) No Default or Event of Default. No Default or Event of Default exists, either before or immediately after giving effect to this Amendment.

2

(c) No Material Adverse Change. Since December 31, 2003, there has been no material adverse change in (i) the business, condition or operations (financial or otherwise) of the Guarantor and its Subsidiaries, (ii) the ability of the Guarantor to perform its obligations under the Guaranty as amended hereby or the ability of the Company to perform its obligations under the Note Agreement or the Notes or (iii) the validity or enforceability of the Guaranty, the Note Agreement or the Notes.

The effectiveness of this Amendment is conditioned upon (i) the written consent of the Required Holder(s), as evidenced by such holders’ execution of this Amendment where indicated below, and (ii) the accuracy of each of the foregoing representations and warranties of the Guarantor.

Section 4. Miscellaneous.

(a) References to Guaranty. Upon and after the date of this Amendment, each reference to the Guaranty in the Guaranty, the Note Agreement, the Notes or any other instrument or agreement entered into in connection therewith or otherwise related thereto shall mean and be a reference to the Guaranty as amended by this Amendment.

(b) Ratification and Confirmation. Except as specifically amended herein, the Guaranty shall remain in full force and effect, and is hereby ratified and confirmed.

(c) No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any holder of Notes, nor constitute a waiver of any provision of the Guaranty, the Note Agreement, any Note or any other instrument or agreement entered into in connection therewith or otherwise related thereto.

(d) Expenses. The Guarantor agrees to pay promptly, or to cause the Company to pay promptly, all expenses of the holders of Notes related to this Amendment and all matters contemplated hereby, including, without limitation, all fees and expenses of the holders’ special counsel.

(e) GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

(f) Counterparts. This Amendment may be executed in counterparts (including those transmitted by facsimile), each of which shall be deemed an original and all of which taken together shall constitute one and the same document. Delivery of this Amendment may be made by facsimile transmission of a duly executed counterpart copy hereof.

[Remainder of page intentionally left blank; signature pages follow]

3

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written to become effective (subject to the last sentence of Section 3 hereof) as of such date.

GUARANTOR:

PULITZER INC.

By:	/s/ JON H. HOLT
Name:	Jon H. Holt
Title:	Treasurer

NOTE HOLDERS (To evidence consent to the amendment hereby of the Guaranty):

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ BRIAN LEMONS
Vice-President

AMERICAN GENERAL LIFE INSURANCE COMPANY
AIG ANNUITY INSURANCE COMPANY
AIG EDISON LIFE INSURANCE COMPANY

By:	AIG Global Investment Corp., investment advisor

	By:	/s/ PETER DEFAZIO
	Name:	Peter DeFazio
	Title:	Vice President

FIRST COLONY LIFE INSURANCE COMPANY

By:	/s/ JOHN R. ENDRES
Name:	John R. Endres
Title:	Investment Officer

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ MARK E. KISHLER
Name:	Mark E. Kishler
Its Authorized Representative

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY for its Group Annuity Separate Account

By:	Northwestern Investment Management Company

	By:	/s/ MARK E. KISHLER
	Name:	Mark E. Kishler
	Its	Managing Director

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ DIANE W. DALES
Name:	Diane W. Dales
Title:	Assistant Vice President

By:	/s/ DAVID C. PATCH
Name:	David C. Patch
Title:	Assistant Secretary

AMENDMENT NO. 3 TO GUARANTY AGREEMENT

THIS AMENDMENT NO. 3 TO GUARANTY AGREEMENT, dated as of June 3, 2005 (this “Amendment”), is entered into by PULITZER INC., a Delaware corporation (the “Guarantor”), in favor of the holders from time to time of the Notes issued under the below-described Note Agreement.

Recitals

A. St. Louis Post-Dispatch LLC, a Delaware limited liability company (the “Company”), entered into that certain Note Agreement dated as of May 1, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”) with the several Purchasers listed in the Purchaser Schedule attached thereto, pursuant to which the Company issued and sold to such Purchasers $306,000,000 aggregate principal amount of the Company’s 8.05% Senior Notes due April 28, 2009 (together with any other notes issued in substitution or exchange therefor pursuant to the terms of the Note Agreement, the “Notes”).

B. In connection with the Note Agreement, the Guarantor executed and delivered that certain Guaranty Agreement dated as of May 1, 2000, as amended by Amendment No. 1 to Guaranty Agreement dated as of August 7, 2000 and Amendment No. 2 to Guaranty Agreement dated as of November 23, 2004 (as so amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”).

C. As of the date first above written, the undersigned holders of Notes together hold at least 51% of the aggregate outstanding principal amount of the Notes, and therefore constitute the Required Holder(s) (as defined in the Note Agreement) for purposes of this Amendment.

D. The Guarantor desires to make certain amendments and modifications to the Guaranty, as set forth in this Amendment, and the undersigned holders of Notes, subject to the terms and conditions set forth herein, are willing to agree to such amendments and modifications.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Guaranty.

2. Amendments to Section 1.1 (Defined Terms).

(a) Section 1.1 of the Guaranty is amended by adding the following new definition in the appropriate alphabetical position:

“Lee Transaction” means the merger of LP Acquisition Corp., an indirect wholly-owned subsidiary of Lee Enterprises, Incorporated, with and into the Guarantor, with the Guarantor as the surviving corporation, pursuant to the terms and conditions of an Agreement and Plan of Merger dated as of January 29, 2005 by and among the Guarantor, Lee Enterprises, Incorporated and LP Acquisition Corp.

(b) Section 1.1 of the Guaranty is further amended by adding the following immediately before the period at the end of the definition of “EBITDA” set forth therein:

“, and provided, further, that solely for purposes of clause (i) of Section 5.1 hereof, extraordinary and nonrecurring expenses incurred by the Guarantor directly in connection with the Lee Transaction (including, without limitation, fees of advisors, attorneys, success bonuses and out-of-pocket expenses), in an aggregate amount not to exceed $40,000,000, shall, to the extent deducted in the determination of Consolidated Net Earnings, be added to EBITDA”

3. Representations and Warranties. The Guarantor represents and warrants as follows:

(a) Organization; Power and Authority; Enforceability. The Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has all requisite corporate power to execute and deliver this Amendment and to perform its obligations under this Amendment and the Guaranty as amended hereby. The execution and delivery by the Guarantor of this Amendment and the performance by the Guarantor of its obligations under this Amendment and the Guaranty as amended hereby have been duly authorized by all requisite corporate action on the part of the Guarantor. The Guarantor has duly executed and delivered this Amendment, and this Amendment and the Guaranty as amended hereby constitute the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms.

(b) No Default or Event of Default. No Default or Event of Default exists, either before or immediately after giving effect to this Amendment.

(c) No Material Adverse Change. Since December 26, 2004, there has been no material adverse change in (i) the business, condition or operations (financial or otherwise) of the Guarantor and its Subsidiaries, (ii) the ability of the Guarantor to perform its obligations under the Guaranty as amended hereby or the ability of the Company to perform its obligations under the Note Agreement or the Notes or (iii) the validity or enforceability of the Guaranty, the Note Agreement or the Notes.

The effectiveness of this Amendment is conditioned upon (i) the written consent of the Required Holder(s), as evidenced by such holders’ execution of this Amendment where indicated below, and (ii) the accuracy of each of the foregoing representations and warranties of the Guarantor.

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Section 4. Miscellaneous.

(a) References to Guaranty. Upon and after the date of this Amendment, each reference to the Guaranty in the Guaranty, the Note Agreement, the Notes or any other instrument or agreement entered into in connection therewith or otherwise related thereto shall mean and be a reference to the Guaranty as amended by this Amendment.

(b) Ratification and Confirmation. Except as specifically amended herein, the Guaranty shall remain in full force and effect, and is hereby ratified and confirmed.

(c) No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any holder of Notes, nor constitute a waiver of any provision of the Guaranty, the Note Agreement, any Note or any other instrument or agreement entered into in connection therewith or otherwise related thereto.

(d) Expenses. The Guarantor agrees to pay promptly, or to cause the Company to pay promptly, all expenses of the holders of Notes related to this Amendment and all matters contemplated hereby, including, without limitation, all fees and expenses of the holders’ special counsel.

(e) GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

(f) Counterparts. This Amendment may be executed in counterparts (including those transmitted by facsimile), each of which shall be deemed an original and all of which taken together shall constitute one and the same document. Delivery of this Amendment may be made by telecopy or electronic transmission of a duly executed counterpart copy hereof; provided that any such delivery by electronic transmission shall be effective only if transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by any recipient thereof.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written to become effective (subject to the last sentence of Section 3 hereof) as of such date.

GUARANTOR:

PULITZER INC.

By:	/s/ ROBERT C. WOODWORTH
Name:	Robert C. Woodworth
Title:	President and Chief Executive Officer

NOTE HOLDERS (To evidence consent to the amendment hereby of the Guaranty):

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ BRIAN LEMONS
Vice President

AMERICAN GENERAL LIFE INSURANCE COMPANY
AIG ANNUITY INSURANCE COMPANY

By:	AIG Global Investment Corp., investment advisor

	By:	/s/ PETER DEFAZIO
	Name:	Peter DeFazio
	Title:	Vice President

AIG EDISON LIFE INSURANCE COMPANY

By:	AIG Global Investment Corp., investment sub-advisor

	By:	/s/ PETER DEFAZIO
	Name:	Peter DeFazio
	Title:	Vice President

FIRST COLONY LIFE INSURANCE COMPANY

By:		/s/ JOHN R. ENDRES
Name:		John R. Endres
Title:		Investment Officer

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:		/s/ MARK E. KISHLER
Name:		Mark E. Kishler
Its Authorized Representative

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY for its Group Annuity Separate Account

By:		Northwestern Investment Management Company

	By:	/s/ MARK E. KISHLER
	Name:	Mark E. Kishler
Its Managing Director

PACIFIC LIFE INSURANCE COMPANY

By:		/s/ DIANE W. DALES
Name:		Diane W. Dales
Title:		Assistant Vice President

By:		/s/ PETER S. FIEK
Name:		Peter S. Fiek
Title:		Assistant Secretary